Exhibit 10.2

                                                        Sequa Corporation

                                 Management Incentive Bonus Program

                                                                          for

                                       Corporate Non-Executive Officers

                                                                          and

                                                           Corporate Staff

                                     (As Amended and Restated Effective March 31, 2005)

                                                         SEQUA CORPORATION

                                    MANAGEMENT INCENTIVE BONUS PROGRAM

                                    FOR CORPORATE NON-EXECUTIVE OFFICERS

                                                       AND CORPORATE STAFF

           I.           GENERAL OVERVIEW

The purpose of implementing Sequa Corporation’s Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff (hereinafter, the “MIBP”) is to improve the Company’s performance through the efforts of key executives and management personnel who are in a position to significantly contribute to its operating results.

Specific financial and personal performance goals will be established at the beginning of each plan year for all MIBP participants herein.  The MIBP is designed to provide substantial rewards for participants who accomplish or exceed targeted personal performance goals at the end of the plan year (provided that the Company achieves positive earnings per share).

          II.           PARTICIPANTS IN THE MIBP

          1.           Corporate Non-Executive Officers:  These include all corporate officers and assistant corporate officers who are not Corporate Executive Officers (as defined in the Company’s Management Incentive Bonus Program for Corporate Executive Officers).  Certain Corporate Non-Executive Officers are also eligible to participate in the Sequa Corporation Long-Term Incentive Plan (the “LTIP”).

          2.           A-Pool (Director) and B-Pool (Manager and Professional) Participants: as established by the Corporate Non-Executive Officers, in accordance with the following guidelines:

(a)        A-Pool participation shall consist of:

(i)         First level managers reporting directly to a Corporate Non-Executive Officer.

(ii)        Certain first-level managers may be excluded if the reporting relationship is due to special circumstances.

                                                (iii)       Certain second-level managers may be included if the responsibilities of their position warrant participation at the A-Pool level.

(b)        B-Pool participation shall consist of:

(i)         Select Manager, Professional and other key employees who are in a position to contribute to Company goals through sustained performance.

(c)        During the first quarter of each year, the recommended lists of participants for that year are to be submitted by the respective Corporate Non-Executive Officers to the appropriate Corporate Executive Officer and the Corporate Human Resources Department (the “Corporate HR Department”) for their approval.

          3.           Any organizational changes during the year that impact on the level of bonus participation will be reviewed and approved in writing by the Chief Executive Officer (the “CEO”), and the Corporate HR Department.

          4.           Notwithstanding anything to the contrary contained in this section or elsewhere in this MIBP, participation by an employee in this MIBP in one or more years does not in any way guarantee that such employee will be selected to participate in the MIBP in any future year or years.

        III.           TIME OF PARTICIPATION; FORFEITURE OF BONUS AWARD

          1.           In order to participate in the MIBP for a given year, a participant must be in an eligible position at the end of that plan year.

          2.           Any employee promoted or hired to a position included in the MIBP during a plan year will be eligible to participate in the MIBP on a pro-rated basis for that plan year.

          3.           The plan year is the calendar year.

          4.           Death, disability, retirement, voluntary resignation or termination of employment by the Company for any reason, subsequent to the end of a plan year (but prior to payout of bonus awards), shall not affect the eligibility of a participant (or his or her estate) for a bonus award under this MIBP if all other conditions have been met.

          5.           Death, disability, retirement or termination of employment by the Company other than for cause,prior to the end of a plan year, shall require review of the specific case by the CEO and the Corporate HR Department to determine whether a bonus award is appropriate for a participant under this MIBP for such year.

          6.           Notwithstanding anything to the contrary set forth in this MIBP, a participant shall not be eligible to receive any bonus award (or portion thereof) if, prior to the end of a plan year: (a) he or she voluntarily resigns from the Company, or (b) his or her employment is terminated for Cause by the Company.

          7.           Any exception to the policies set forth in this Section III must be approved in writing by the CEO and the Corporate HR Department.

        IV.           DETERMINATION OF COMPANY FINANCIAL AND PERSONAL PERFORMANCE GOALS

A.        Company Financial Goal

          1.           The Company financial goal for this MIBP shall be attainment of budgeted basic earnings per share from continuing operations, before discontinued operations, extraordinary items, and the cumulative effect of a change in accounting principle (hereinafter, “Budgeted EPS”).

          2.           The amount of Budgeted EPS shall be set during the first quarter of each year by the Executive Management Committee of the Company and shall be approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

          3.           The Budgeted EPS attained shall be determined based upon the audited financial statements of the Company.

          4.           The determination of “Minimum”, “Par” and “Outstanding” results for purposes of the Company’s financial performance portion of bonus awards payable under this MIBP shall be based upon attainment of Budgeted EPS as approved by the Audit Committee of the Board of Directors (the “Audit Committee”) and certified by the Compensation Committee for each plan year.  “Minimum” shall mean attainment of 85% of Budgeted EPS; “Par” shall mean attainment of 100% of Budgeted EPS; and “Outstanding” shall mean attainment of 150% of Budgeted EPS.  Numbers shall be interpolated between categories on a straight-line arithmetic basis.

          5.           The foregoing percentage levels may be made more restrictive in any year by the Compensation Committee.

          6.           For purposes of calculating the financial goal under this MIBP, the following adjustments are to be made to Budgeted EPS:

                        (a)     The Minimum, Par and Maximum Budgeted EPS targets shall be restated to exclude the impact of businesses sold during the year to be on a basis consistent with reporting actual EPS.

                        (b)     Actual EPS shall be adjusted to remove the impact of businesses acquired during the year for post-acquisition periods, to be on a basis consistent with Budgeted EPS targets.

                        (c)     The Compensation Committee may adjust or modify the Budgeted EPS targets under this MIBP in recognition of unusual or non-recurring events affecting the Company or any business unit or the financial statements or results thereof or in response to changes in applicable laws, regulations, accounting principles or other circumstances deemed relevant by the Compensation Committee.

B.         Personal Performance Goals

          1.           Personal performance goals for Corporate Non-Executive Officers shall be agreed upon with the appropriate Corporate Executive Officer.

          2.           Personal performance goals for A-Pool and B-Pool participants in this MIBP shall be agreed upon with the appropriate Corporate Non-Executive Officer.

          3.           Personal performance goals of all participants in this MIBP shall be submitted in writing to, and approved by, the Corporate HR Department by March 31 of each year and may be reviewed by the CEO.

         V.           CALCULATION OF BONUS AWARDS

A.        Company Financial Portion

          1.           Following the close of the plan year, the Senior Vice President, Finance and the Vice President and Controller shall report to the CEO the calculation of Budgeted EPS attained for that plan year.  They shall thereafter calculate the financial portion of the bonus award available for each level of participation under this MIBP based on the Company’s Budgeted EPS.

           2.           Eligible participants in this MIBP shall be subject to having satisfied the criteria of Section III hereof and the personal performance requirements as set forth in Section V (B) hereof.

          3.           The calculation of the Company financial performance rating shall be applied to bonus awards payable to eligible participants in this MIBP according to the formula set forth in Section VI hereof.

          4.           Notwithstanding anything to the contrary in this MIBP, (1) in no event shall any bonus award (or portion thereof) be payable under this MIBP to any participant if the Company shall not have achieved at least the minimum Budgeted EPS for the plan year at issue.

B.         Personal Performance Portion

          1.           Following the close of the plan year, personal performance ratings shall be determined by the appropriate Corporate Executive Officers for their respective direct reports.  Corporate Non-Executive Officers (in coordination with the appropriate Corporate Executive Officers) will determine personal performance ratings for their participant reports.

          2.           The above-described personal performance rating shall be used to calculate the personal performance portion of bonus awards that may be payable to eligible participants in this MIBP, in accordance with the provisions of this MIBP (subject to their having satisfied the criteria of Section III hereof and the Company having attained the minimum Budgeted EPS).

          3.           Notwithstanding anything to the contrary in this MIBP, in no event shall any bonus award (or portion thereof) be payable under this MIBP to any otherwise eligible participant if he or she fails to receive the minimum personal performance rating as set forth in Section VI (A) hereof, unless Section V (B) 4 below shall be applicable.

          4.           Notwithstanding anything to the contrary in this MIBP, in those instances where significant events beyond the control of the participant impair his or her ability to achieve his or her personal performance goals, the CEO and the Corporate HR Department may use their judgment regarding the amount of bonus to be awarded for that portion of the MIBP.  Examples of such events include: acquisitions, divestitures, natural catastrophes, labor disputes, and illness.

          5.           In the event of the failure of a participant in this MIBP to achieve the minimum required level of personal performance points for other legitimate reasons, the CEO and the Corporate HR Department retain the discretion to grant compensation in lieu of a bonus, outside the parameters of this MIBP.

        VI.           MINIMUM AND MAXIMUM LEVELS OF BONUS AWARDS

A.        Minimum and Maximum Levels for Personal Performance

          1.           The minimum thresholds of personal performance points required to be earned under this MIBP are:

                                              5.0 points           for Corporate Non-Executive Officers eligible for the LTIP

                                              5.0 points           for Corporate Non-Executive Officers not eligible for the LTIP

                                              7.5 points           for A-Pool Participants

                                            10.0 points           for B-Pool Participants

The foregoing respective minimum thresholds of personal performance points must be achieved before any bonus award shall be payable to a participant in this MIBP, unless Section V (B) 4 above shall be applicable.

                      2.           The maximum levels of personal performance points that may be earned by any participant in this MIBP are:

                                            20.0 points           for Corporate Non-Executive Officers eligible for the LTIP

                                            15.0 points           for Corporate Non-Executive Officers not eligible for the LTIP

                                            17.5 points           for A-Pool Participants

                                            15.0 points           for B-Pool Participants

The maximum level of personal performance points that may be achieved shall be subject to and limited by the same relationship that actual financial results attained bear to budgeted financial performance in any given year.  For Corporate Non-Executive Officers, for example, if Company financial results fall halfway between “par” and “outstanding” (i.e., 37.5 Company financial performance points), the maximum personal performance points that may be awarded are likewise limited to those available halfway between “par” and “outstanding” (i.e., 12.5 personal performance points).

                      3.           The following formula is to be used to calculate the ceiling for personal performance points awarded as set forth in Section VI (A) 2 above:

                              Actual Company                             Maximum Personal                 Ceiling on

Financial Perform-                           Performance Points                Personal

ance Points Attained                        Available                               Performance

______________________                       X                                      =       Points that may                        Maximum Company                                                                     be Awarded

Financial Performance

Points Available

                      4.           Personal performance points are raw scores and not percentages.  Accordingly, a Corporate Non-Executive Officer does not have to earn 15.0 personal performance points in order to be awarded the maximum of 10.0 personal performance points in a year in which the Company achieves “par” financial results; any number of personal performance points that he earns between 10.0 and 15.0 will result in his receiving 10.0 points in the par category.  Conversely, even if a Corporate Non-Executive Officer achieves a perfect score of 15.0 personal performance points, the maximum personal performance amount for which he is eligible shall be limited by the financial performance of the Company.  Thus, if the Company achieves only the “par” financial performance category, a Corporate Non-Executive Officer who has achieved a perfect personal performance rating of 15.0 cannot be awarded more than the maximum number of personal performance points permissible in the “par” category (10.0 points).

                      5.           For B-Pool participants, their entire bonus award shall be based upon personal performance (although no bonus award shall be payable to them if the Company shall not attain the minimum Budgeted EPS for the plan year).  The total bonus award for B-Pool participants can never exceed 15% of their base salary.

B.         Minimum and Maximum Levels for Company Financial Performance

          1.           The minimum financial level that must be attained by the Company before any bonus awards may be made under this MIBP is an actual EPS of at least $.01.

          2.           The maximum number of Company financial points that may be awarded under this MIBP are 60.0 points, in the case of Corporate Non-Executive Officers eligible for the LTIP, 40.0 points in the case of Corporate Non-Executive Officers not eligible for the LTIP and 17.5 points, in the case of A-Pool participants.

C.        Maximum Aggregate Bonus Awards

          1.           The maximum aggregate bonus awards (combined Company financial and personal performance portions) payable under this MIBP are 80% of base salary for Corporate Non-Executive Officers eligible for the LTIP, 60% of base salary for Corporate Non-Executive Officers not eligible for the LTIP, 35% of base salary for A-Pool participants, and 15% of base salary for B-Pool participants (whose entire bonus award is based upon personal performance).

          2.           Notwithstanding anything to the contrary contained in this MIBP, the total bonuses paid under the aggregate of this MIBP and the Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff shall be limited to 10% of the consolidated pre-tax earnings from continuing operations before deduction for such bonuses.

          3.           In those instances where the percentage cap impacts the total bonuses to be paid under the aggregate of this MIBP and the Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff, the bonus recommendations will be calculated without regard to the cap and then be reduced by a uniform percentage factor in order to comply with the cap set forth above.  For example, if the total bonuses without the cap would be $800,000 and with the cap it is $600,000, the uniform factor is 75%.

D.        Corporate Non-Executive Officers Chart -- Example of Potential Payout Levels

CORPORATE NON-EXECUTIVE OFFICERS WHO PARTICIPATE IN THE LONG-TERM INCENTIVE PLAN*	MINIMUM FINANCIAL PERFORMANCE (85% of BUDGETED EPS)	PAR FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING FINANCIAL PERFORMANCE (150% OF BUDGETED EPS)
Company Financial Performance Points	15.0 points	30.0 points	60.0 points
Personal Performance Points	5.0 points	From 5.0 points to 10.0 points	From 5.0 points to 20.0 points
Total Percentage of Base Salary Payable as Bonus (Company Financial Performance plus Personal Performance)	20% of Base Salary	40% of Base Salary	80% of Base Salary

*Includes several executive officers of the Company as defined in the rules and regulations of the Securities Exchange Act of 1934, as amended.

Note:  The above chart assumes that the MIBP participant has achieved the required minimum personal performance rating of 5.0 points, without which no bonus award under this plan shall be payable.  Each point is equal to one percentage point of base salary.  Numbers are to be interpolated between categories on a straight-line basis.  Points that fall between two categories are calculated on a straight arithmetic basis (i.e., if the financial results fall midway between minimum and par, 22.5 financial points will be awarded; likewise, in that situation, no more than 7.5 personal points can be awarded, regardless of actual performance).

CORPORATE NON-EXECUTIVE OFFICERS WHO DO NOT PARTICIPATE IN THE LONG-TERM INCENTIVE PLAN	MINIMUM FINANCIAL PERFORMANCE (85% OF BUDGETED EPS)	PAR FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING FINANCIAL PERFORMANCE (150% OF BUDGETED EPS)
Company Financial Performance Points	15.0 points	30.0 points	45.0 points
Personal Performance Points	5.0 points	From 5.0 points to 10.0 points	From 5.0 points to 15.0 points
Total Percentage of Base Salary Payable as Bonus (Company Financial Performance plus Personal Performance)	20% of Base Salary	Up to 40% of Base Salary	Up to 60% of Base Salary

Note:  The above chart assumes that the MIBP participant has achieved the required minimum personal performance rating of 5.0 points, without which no bonus award under this plan shall be payable.  Each point is equal to one percentage point of base salary.  Numbers are to be interpolated between categories on a straight-line basis.  Points that fall between two categories are calculated on a straight arithmetic basis (i.e., if the financial results fall midway between minimum and par, 22.5 financial points will be awarded; likewise, in that situation, no more than 7.5 personal points can be awarded, regardless of actual performance).

E.         A-Pool Participants Chart -- Examples of Potential Payout Levels

A-POOL PARTICIPANTS	MINIMUM FINANCIAL PERFORMANCE (85% OF BUDGETED EPS)	PAR FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING FINANCIAL PERFORMANCE (150% OF BUDGETED EPS)
Company Financial Performance Points	7.5 points	12.5 points	17.5 points
Personal Performance Points	7.5 points	From 7.5 points to 12.5 points	From 7.5 points to 17.5 points
Total Percentage of Base Salary Payable as Bonus (Company Financial Performance plus Personal Performance)	15.0% of Base Salary	Up to 25.0% of Base Salary	Up to 35.0% of Base Salary

Note:  This chart assumes that the MIBP participant has achieved the required minimum personal performance rating of 7.5 points, without which no bonus award under this plan shall be payable.   Each point is equal to one percentage point of base salary.  Numbers are to be interpolated between categories on a straight-line basis.  Points that fall between two categories are calculated on a straight arithmetic basis (i.e., if the financial results fall midway between minimum and par, 10.0 financial points will be awarded; likewise, in that situation, no more than 10.0 personal points can be awarded, regardless of actual performance).

       VII.           APPROVAL OF BONUS AWARDS

          1.           The Compensation Committee shall review and recommend to the Board of Directors proposed bonus awards for all Corporate Non-Executive Officers.

          2.           The Board of Directors shall approve bonus awards to all Corporate Non-Executive Officers.

          3.           Bonus awards for A-Pool and B-Pool level participants shall be approved by the appropriate Corporate Non-Executive Officer and Corporate Executive Officer to whom such participants report, together with the Corporate HR Department.

      VIII.           PAYOUT OF BONUS AWARDS

Bonus awards for performance in the previous plan year shall be paid after the Company’s financial statements have been finalized and audited, and thereafter approved by the Audit Committee and certified by the Compensation Committee.

        IX.           DEFINITIONS

            For purposes of this MIBP, the following definitions shall apply:

                        1.   A participant shall be deemed to have a “Disability” if the participant has applied for and is receiving benefits under the federal Social Security Act or under a Company-sponsored long-term disability plan.

                        2.   “Retirement” means the termination of the participant’s employment either (i) on or after attainment of age 55 and completion of 5 full years of service with the Company and its subsidiaries or (ii) on or after attainment of age 65.

                        3.   “Cause” means (i) action by the participant involving fraud, theft, embezzlement or similar dishonest conduct towards the Company, (ii) conviction of a felony (including, without limitation, any violation of the Foreign Corrupt Practices Act), whether or not job-related, (iii) conduct in the performance of the participant's employment which the participant knows or should (either as a result of a prior written warning by the Company or the flagrant nature of the conduct) know violates applicable law or causes the Company to violate applicable law [in a material way], including without limitation state, federal or other public procurement regulations, (iv) any personal misconduct by the participant which causes the Company to violate any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation of any written policy of the Company or any successor entity adopted in respect of any of the foregoing, (v) habitual drunkenness or any substance abuse which affects the performance of the participant’s job responsibilities (vi) conviction for illegal use of drugs, (vii) refusal by the participant to follow any lawful written directive of the Board of Directors, provided compliance with such instructions was within the scope of the participant’s duties, or otherwise to perform his duties (viii) gross negligence in the performance of participant’s job responsibilities, (ix) violation of the confidentiality or non-competition provisions of the Company, or (x) any other material violation of participant’s Employment Agreement, if any.

         X.           AMENDMENTS

This MIBP may not be substantively amended except by the Compensation Committee.

        XI.           NO CREATION OF RIGHTS

This MIBP shall neither create any right to a bonus payment or future participation therein for any employee, nor limit the right of the Company to modify, amend or rescind this MIBP (subject to Section X above) for any subsequent plan year.  Nor shall this MIBP be construed as creating any right to employment or continued employment on the part of any person.

       XII.           TAXES

                        The Company is authorized to withhold amounts of withholding and other taxes due in connection with the payment of any bonus under the MIBP.

      XIII.           GOVERNING LAW

                        The validity, construction and effect of the MIBP and any rules and regulations relating to the MIBP shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.